Exhibit 10.8.2

THIRD AMENDMENT TO  LEASE

THIS THIRD AMENDMENT TO  LEASE (the “Third Amendment”) is made as of the 9th day of May, 2016 between Triple Net Investments XXV, L.P. (“Landlord”) and Synchronoss Technologies, Inc. (“Tenant”).

R E C I T A L S :

A.Landlord and Tenant entered into a Lease Agreement dated May 16, 2008, as amended by that certain First Amendment to Lease dated as of August 1, 2008 and that certain Second Amendment to Lease dated as of April 15, 2009 (which Second Amendment inadvertently referred to Landlord as “Triple Net Investments, L.L.C.”) (collectively, the “Lease”) for  the building located at 1555 Spillman Drive, City of Bethlehem, Northampton County, Pennsylvania (the “Building”), all as more fully described in the Lease.

B.Landlord and Tenant now wish to amend the Lease to extend the term through August 31, 2027 in accordance with the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is agreed:

1. In the event of any conflict or inconsistency between the terms of this Third Amendment and the Lease, the terms of this Third Amendment shall prevail and control.  All capitalized terms used herein shall have the meaning set forth in the Lease unless otherwise expressly provided herein.

2. As per Section 3 of the Lease, the Tenant requested a full refund of the Security Deposit and hereby acknowledges that the Landlord has returned the Security Deposit to Tenant in full.

3. Sections 38 (Options to Extend) and 39 (Lease Termination Option) of the Lease are hereby stricken in their entirety and shall be null and void and of no further force or effect.

4. The base rent schedule and the Operating Expense provision as set forth in the Second Amendment shall remain in full force.

5. The initial Term of the Lease currently expires on August 8, 2019. The Lease Term as defined in Section 1 of the Lease is hereby extended through August 31, 2027.

6. The annual Base Rent shall be fixed commencing August 9, 2019 through the end of Term, and shall be one million two hundred eighty one thousand six hundred ten dollars ($1,281,610.00), payable monthly as provided in the Lease.  Tenant shall continue to be obligated to pay Operating Expenses and Additional Rent as set forth in the Lease.

7. The Landlord shall fund, directly to Tenant a total of seven hundred thousand dollars ($700,000.00) as a Tenant Retrofit allowance (“TRA”) subject to the following:

a.The TRA shall only be used for improvements to the Premises, including furniture systems and data cabling.

b.The TRA shall be available for draw by the Tenant for a period of 18 months from the date of execution of this Third Amendment only, and any amount of the TRA not drawn during such time shall be conclusively deemed to  be forfeited by Tenant.

c.Tenant shall submit AIA Requisitions certified by the Tenant and also Cerminara Architect which shall represent confirmation of the correct dollar amount corresponding to the TRA request, together with executed lien waivers from all contractors, subcontractors, and materialmen performing the work or supplying the materials represented by the draw request.  Landlord shall reserve the reasonable right to approve said Requisition and shall fund the TRA within 30 days of each approval.

d.The Landlord’s rights to approve alterations per the Lease is unchanged.

8. Tenant acknowledges that it has occupied the Premises for many years and that it accepts the Premises  “AS IS” “WHERE IS”, without any representation or warranty, express or implied in fact or by law by Landlord.  Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises throughout the Term of the Lease except as expressly set forth in the Lease.

9. Landlord and Tenant represent to one another that the only broker involved in this transaction is Cushman and Wakefield, which shall be compensated by Landlord per a separate written agreement.  Each party shall indemnify and will hold harmless the other party against any brokerage claims by any other broker who claims its services were utilized or that such broker was consulted by such party and who claims a commission for any reason.

10. There is hereby added to the Lease, a new Section 43 as follows:

43.  PATRIOT ACT COMPLIANCE.

a.Tenant represents and warrants that (a) Tenant and each person or entity owning a majority interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has a majority interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times during the Term.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The

Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

b.Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section or the preceding Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof.

c.Tenant hereby acknowledges and agrees that if Tenant is correctly included on the List at any time during the Term, such inclusion shall be an Event of Default under the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not intentionally permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be an Event of Default under the Lease.

11. There is hereby added to the Lease, a new Section 44 as follows:

44.  POWERS OF ATTORNEY.  If the Lease as modified by this Third Amendment, includes any provision which is deemed to be a power of attorney subject to Section 5601.3 of Chapter 56 of the Pennsylvania Probate, Estates and Fiduciaries Code (a “POA Provision”), each POA Provision is hereby modified to include an irrevocable waiver by each principal of the agent’s duties set forth in Section 5601.3(b) of said chapter.  Without further modifying any POA Provision, Tenant hereby acknowledges that in view of the commercial nature of the relationship between Landlord and Tenant, there is no expectation that Landlord shall have a duty under any POA Provision to act in the best interest of Tenant, and it is agreed that Landlord as agent shall have no such duty.

12. Each party warrants that it is authorized to enter into this Third Amendment, that the person signing on its behalf is duly authorized to execute this Third Amendment, and that no other signatures are necessary.  This Third Amendment contains the entire agreement between the parties about the subject matter hereof.    Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect and are hereby ratified and affirmed by the parties.

Signature Page to Follow

INTENDING TO BE LEGALLY BOUND, Landlord and Tenant have executed this Third Amendment as of the day and year first above written, each by its duly authorized representative

WITNESS:	LANDLORD:

TRIPLE NET INVESTMENTS XXV, L.P.
	By:	C-ROC, Limited Liability Company, its general partner

By:
			Name:	James G. Petrucci
			Title:	Operating Manager of GP

WITNESS:	TENANT:

Synchronoss Technologies, Inc.

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA:	:
	:	SS.
COUNTY OF	:

On this, the  9th day of May 2016, before me,  the undersigned officer, personally appeared James G. Petrucci, who acknowledged himself to be the Operating Manager of C-ROC, Limited Liability Company, a New Jersey limited liability company and the general partner of Triple Net Investments, XXV, L.P., a Pennsylvania limited partnership, and that he, as such Operating Manager, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said limited liability company as such Operating Manager, in said limited liability company’s capacity as general partner of said partnership.

Notary Public
My Commission Expires: